SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 21, 2013 (May 15, 2013)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

Purchase Agreement

On May 15, 2013, Dynegy Inc. (the “Company”) and the Guarantors (as defined below) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), to issue and sell to the Initial Purchasers, $500 million in aggregate principal amount of new 5.875% senior notes due 2023 (the “Notes”) in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Under the Purchase Agreement, the Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act or to non-U.S. persons pursuant to Regulation S promulgated under the Securities Act.

The above description of the Purchase Agreement is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibits 10.1.

Indenture

On May 20, 2013 (the “Closing Date”), the Company and the guarantors listed on the signature page thereto (the “Guarantors”) entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee and paying agent, pursuant to which the Company issued the Notes. The information in Item 2.03 below is hereby incorporated by reference herein.

Registration Rights Agreement

On the Closing Date, in connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement with Morgan Stanley and Credit Suisse (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed for the benefit of the holders of the Notes to use commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) a new issue of senior notes due 2023 having substantially identical terms as the Notes (except for the provisions relating to the transfer restrictions and payment of special interest) as part of an offer to exchange freely tradable exchange notes for the Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to use commercially reasonable efforts to (i) cause a registration statement relating to such exchange offer to be declared effective within 360 days after the Closing Date and (ii) if required under certain circumstances, file a shelf registration statement with the SEC covering resales of the Notes.

If the Company and the Guarantors fail to satisfy certain of their obligations under the Registration Rights Agreement (a “Registration Default”), they will be required to pay special interest on the Notes equal to an additional 0.25% per annum of the principal amount of Notes outstanding during the 90-day period immediately following the occurrence of such default. The amount of special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of special interest for all Registration Defaults of 0.50% per annum of the principal amount of the Notes outstanding.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are unsecured and unsubordinated obligations of the Company and are guaranteed by each of the Company’s current and future wholly-owned domestic subsidiaries that from time to time is a borrower or guarantor under the Company’s existing credit facilities or any indebtedness that refinances such credit facilities.

The Notes bear interest at a rate of 5.875% per annum. Interest is payable semiannually in cash on June 1 and December 1 of each year, beginning December 1, 2013, to persons who are the registered holders of the Notes at the close of business on the immediately preceding May 15 and November 15, respectively.

The Indenture limits, among other things, the ability of the Company or any of the Guarantors to (i) create liens upon any principal property to secure debt for borrowed money and (ii) consolidate, merge or sell all or substantially all of their assets. In the event of a Change of Control (as defined in the Indenture), the Company will be required to make an offer to each holder of Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued interest, if any, to, but excluding, the date of repurchase.

If an event of default arises from certain bankruptcy or insolvency events, all outstanding Notes will become due and payable immediately without further action or notice. In addition, under the Indenture, the Notes may be declared due and payable immediately by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if other events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth in the Indenture, the events of default include the following:

•                         the Company fails to pay the principal or any premium on a Note;

•                         the Company fails to pay interest on any Note within 30 days of its due date;

•                         the Company fails to comply with any covenant of the Indenture (other than a payment default) and such default continues for a period of 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the Notes;

•                         certain events of default under other indebtedness;

•                         failure of the guarantees of the Notes by any significant subsidiary to stay in force and effect; and

•                         certain bankruptcy or insolvency events with respect to the Company or any Guarantor that is a significant subsidiary.

At any time prior to June 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings (as defined in the Indenture); provided that: (1) at least 65% of the aggregate principal amount of the Notes issued on the Closing Date (excluding notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to June 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after June 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on June 1 of the years indicated below (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2018	102.938%
2019	101.958%
2020	100.979%
2021 and thereafter	100.000%

The above description of the Indenture is qualified in its entirety by reference to the full text of the Indenture a copy of which is attached hereto as Exhibit 4.1.

Item 7.01                     Regulation FD Disclosure.

On May 20, 2013 the Company issued a press release announcing the closing of the sale of the Notes. A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

This announcement is not an offer to sell or a solicitation to buy the Notes. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

Pursuant to General Instruction B.2 of Form 8-K and SEC Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
4.1	Indenture, dated May 20, 2013, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee
4.2	Registration Rights Agreement, dated May 20, 2013, among the Company, the Guarantors, Morgan Stanley and Credit Suisse
10.1	Purchase Agreement, dated May 15, 2013, among the Company, the Guarantors, Morgan Stanley and Credit Suisse
99.1	Press release dated May 20, 2013, announcing the closing of the Notes offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)
Dated: May 21, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document
4.1	Indenture, dated May 20, 2013, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee
4.2	Registration Rights Agreement, dated May 20, 2013, among the Company, the Guarantors, Morgan Stanley and Credit Suisse
10.1	Purchase Agreement, dated May 15, 2013, among the Company, the Guarantors, Morgan Stanley and Credit Suisse
99.1	Press release dated May 20, 2013, announcing the closing of the Notes offering